FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207074-01

Sent:  Wednesday, June 22, 2016 12:01 PM

Subject:  SGCMS 2016-C5  ***THIRD PARTY SYSTEMS AVAILABLE***

SGCMS 2016-C5  ***THIRD PARTY SYSTEMS***

	Deal Name	Password
Intex	XSGCM16C5	*no passworded needed*
Bloomberg	SGCMS 2016-C5	*no passworded needed*
Trepp	SGCMS 2016-C5	*no passworded needed*

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